EXHIBIT 99.1
For Immediate Release

PROS Announces Launch of Proposed Follow-on Offering of Common Stock

HOUSTON, Aug. 13, 2018 - PROS® (NYSE: PRO), a provider of AI-powered solutions that optimize selling in the digital economy, today announced that it has commenced a proposed follow-on public offering. PROS and certain of its stockholders are proposing to sell an aggregate of 4,000,000 shares of common stock, consisting of 3,800,000 shares to be offered by PROS and 200,000 shares to be offered by the selling stockholders. PROS intends to use the net proceeds from this offering for general corporate purposes and may also use net proceeds to repay outstanding convertible senior notes. PROS will not receive any proceeds from the sale of secondary shares in this offering by the selling stockholders. In addition, the underwriters will be granted an option to purchase up to an aggregate of 600,000 additional shares of common stock, consisting of 400,000 additional shares from PROS and 200,000 additional shares from the selling stockholders.

J.P. Morgan, Morgan Stanley and RBC Capital Markets are serving as joint book-running managers for the offering. Needham & Company is acting as lead manager. KeyBanc Capital Markets, Northland Capital Markets, JMP Securities and Nomura are acting as co-managers for the offering.

A shelf registration statement on Form S-3 was filed with the Securities and Exchange Commission (or SEC) on August 13, 2018, and was automatically effective upon filing. A preliminary prospectus supplement relating to the common stock offered in the public offering described above will be filed with the SEC. The offering will be made only by means of a written prospectus, including a prospectus supplement, that forms part of the registration statement. This press release does not constitute an offer to sell shares or the solicitation of an offer to buy shares, and there will not be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The preliminary prospectus supplement and the accompanying prospectus relating to this offering will be available at the SEC’s website located at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may also be obtained from J.P. Morgan Securities LLC, c/o: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at 1-866-803-9204; Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, Second Floor, New York, NY 10014; and RBC Capital Markets, LLC, Attention: Equity Syndicate Department, 200 Vesey Street, 8th Floor, New York, NY 10281; by phone at (877) 822-4089, or by email at equityprospectus@rbccm.com.

About PROS

PROS Holdings, Inc. (NYSE: PRO) provides AI-powered solutions that optimize selling in the digital economy. PROS solutions make it possible for companies to price, configure and sell their products and services in an omnichannel environment with speed, precision and consistency. Our customers, who are leaders in their markets, benefit from decades of data science expertise infused into our industry solutions.

Forward-looking Statements
Statements in this press release regarding the intention, completion, timing and option relating to the proposed public offering constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks and uncertainties related to market conditions and the satisfaction of customary closing conditions related to the proposed public offering. There can be no assurance that PROS will be able to complete the proposed public offering. Additional information relating to the uncertainty affecting the PROS business is contained in PROS filings with the Securities and Exchange Commission. These forward-looking statements represent PROS expectations as of the date of this press release. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future whether as a result of new information, future events or otherwise, except as required by law.

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Investor Contact:
PROS Investor Relations
Shannon Tatz, +1-713-335-5932
ir@pros.com

or

Media Contact:
PROS Public Relations
James Gerber, +1-617-960-9875
pros@marchcomms.com